Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES THIRD QUARTER 2015 RESULTS
Revenues increase 214% over prior year period

NASHVILLE, Tenn., November 12, 2015 - Surgery Partners, Inc. (NASDAQ:SGRY) (or the "Company"), a leading provider of surgical services, today announced results for the third quarter ended September 30, 2015.

•	Revenues increased 214% over third quarter 2014 to $239.6 million, reflecting the impact of the Symbion acquisition

•	Same-facility revenue increased 12.7% over third quarter 2014 to $252.7 million

•	Adjusted EBITDA increased 148% over third quarter 2014 to $39.9 million, reflecting the impact of the Symbion acquisition

•	Completed Initial Public Offering ("IPO") in October 2015 raising gross proceeds of $271.4 million
“We are pleased to report solid operating and financial results for Surgery Partners’ first quarterly earnings release as a public company. The Company has had an extremely exciting year as we completed our IPO and delivered solid organic growth as we continue to successfully execute on our ancillary services strategy. Our ancillary services strategy continues to drive our differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of our patients and physicians,” said Michael Doyle, Chief Executive Officer of Surgery Partners.
"During the third quarter, we expanded our employed physician practice network through the completion of nine in-market practice transactions, including two denovos. For the year, we have completed 13 in-market practice transactions, including two denovos. In addition, during the third quarter, we completed the acquisition of an anesthesia practice in an existing surgical facility market. Our year to date acquisitions include one surgical facility in a new market, along with one surgical facility and two anesthesia practices in existing surgical facility markets. Our pipeline is stronger than it has ever been with numerous opportunities to further expand our surgical and ancillary services. As of September 30, 2015, the Company owned or operated 99 surgical facilities primarily in partnership with physicians and, on a select basis, physicians and health systems, in addition to a network of 43 physician practices."
“Thanks to our employees and physicians, the integration of the Symbion acquisition continues to be a great success, as we complete our first year as a combined company. We have realized synergies during the current year to date period ended September 30, 2015 of approximately $9.0 million, and are on track to achieve our targeted annual cost and revenue synergies over the next two to three years. With the proceeds from our IPO, we were able to pay down $243.5 million in debt and reduce our annual interest expense by approximately $21.0 million. Subsequent to quarter end, we amended our First Lien Credit Agreement by increasing the revolving commitment from $80.0 million to $150.0 million. We remain well positioned financially for continued growth.”
Third Quarter 2015 Results
Total revenues for the third quarter of 2015 increased 214.0% to $239.6 million from $76.3 million for the third quarter of 2014, reflecting the impact of the Symbion acquisition. Our same-facility results include facilities owned and operated since July 1, 2014, including our non-consolidating facilities. Same-facility revenues for the third quarter of 2015 increased 12.7% to $252.7 million from $224.3 million in the same period last year. Results were driven by increased same-facility cases of 6.1%.
For the third quarter of 2015, the Company’s Adjusted EBITDA was $39.9 million compared to Adjusted EBITDA of $16.1 million for the same period last year. On a pro forma basis for the Symbion acquisition, Adjusted EBITDA increased 15.1%.
Year To Date 2015 Results
Total revenues year to date 2015 increased 211.5% to $696.6 million from $223.6 million for the same period last year, reflecting the impact of the Symbion acquisition. Our same-facility results include facilities owned and operated since January 1, 2014, including our non-consolidating facilities. Same-facility revenues year to date 2015 increased 9.6% to $723.2 million from $659.7 million for the same period last year. Results were driven by increased same-facility cases of 4.7%.
For year to date 2015, the Company’s Adjusted EBITDA was $114.3 million compared to Adjusted EBITDA of $46.1 million for the same period last year. On a pro forma basis for the Symbion acquisition, Adjusted EBITDA increased 11.1%.

Liquidity
Surgery Partners had cash and cash equivalents of $56.8 million at September 30, 2015 and availability of $41.6 million under its revolving credit facility prior to the amendment. Net operating cash flow, including operating cash flow less distributions to non-controlling interests, was $10.5 million for the third quarter of 2015, an increase from prior year. The Company’s ratio of total debt to EBITDA at the end of the third quarter of 2015, as calculated under the Company’s credit agreement, was 7.0x. After taking into effect the debt pay down in connection with the IPO, this ratio is 5.8x.
2015 Outlook
Surgery Partners expects Adjusted EBITDA for full year of 2015 to be between $156.0 million and $157.0 million.
Conference Call Information
Surgery Partners will hold its conference call tomorrow, November 13, 2015 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-877-870-5176 or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 13622503. The replay will be available until November 27, 2015.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about Surgery Partners, please visit the company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” in our Prospectus filed with the SEC on October 2, 2015 that may cause actual results to differ materially from those that we expected.
The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and pro forma Adjusted EBITDA, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results.

About Surgery Partners
Headquartered in Nashville, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 140 locations in 28 states, including ambulatory surgical facilities, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities.

SURGERY PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$239,599	$76,303	$696,569	$223,598
Operating expenses:
Salaries and benefits	66,072	18,743	188,405	55,390
Supplies	60,377	17,129	176,550	50,068
Professional and medical fees	17,233	2,320	48,144	6,770
Lease expense	11,211	3,651	33,267	10,841
Other operating expenses	13,928	3,534	39,786	10,522
Cost of revenues	168,821	45,377	486,152	133,591
General and administrative expenses	11,236	6,738	34,944	20,038
Depreciation and amortization	8,611	2,834	25,538	8,557
Provision for doubtful accounts	5,840	1,383	16,049	4,411
Income from equity investments	(1,320)	—	(2,866)	—
(Gain) loss on disposal or impairment of long-lived assets, net	1,161	(8)	(1,522)	110
Loss on debt extinguishment	—	—	—	1,975
Merger transaction and integration costs	1,249	325	14,897	442
Electronic records incentives	57	—	107	—
Other income	(330)	—	(356)	—
Total operating expenses	195,325	56,649	572,943	169,124
Operating income	44,274	19,654	123,626	54,474
Interest expense, net	(26,573)	(11,263)	(78,507)	(32,718)
Income before income taxes	17,701	8,391	45,119	21,756
Provision for income taxes	3,917	7,961	8,368	12,043
Net income	13,784	430	36,751	9,713
Less: Net income attributable to non-controlling interests	(16,906)	(7,338)	(52,061)	(21,346)
Net loss attributable to Surgery Partners, Inc.	$(3,122)	$(6,908)	$(15,310)	$(11,633)

Net loss per share attributable to common stockholders
Basic	$(0.10)	$(0.22)	$(0.48)	$(0.37)
Diluted (1)	$(0.10)	$(0.22)	$(0.48)	$(0.37)
Weighted average common shares outstanding
Basic	32,054,089	31,698,638	32,054,089	31,698,638
Diluted (1)	32,054,089	31,698,638	32,054,089	31,698,638
(1) The impact of potentially dilutive securities for the three and nine months ended September 30, 2015 and September 30, 2014 was not considered because the effect would be anti-dilutive in each of those periods.

SURGERY PARTNERS, INC.
Unaudited Selected Financial and Operating Data
(Amounts in thousands, except shares and per share amounts)

	September 30, 2015	December 31, 2014

Balance Sheet Data (at period end):
Cash and cash equivalents	$56,848	$74,920
Total current assets	288,003	268,649
Total assets	1,891,522	1,858,794

Current maturities of long-term debt	27,678	22,088
Total current liabilities	176,177	141,391
Long-term debt, less current maturities	1,370,991	1,339,266
Total liabilities	1,690,695	1,636,669

Total Surgery Partners, Inc. stockholders' deficit	(277,438)	(264,082)
Noncontrolling interests--non-redeemable	294,684	293,618
Total stockholders' equity	17,246	29,536

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$29,306	$14,358	$60,292	$29,234
Investing activities	(26,742)	(1,842)	(39,484)	(4,096)
Capital expenditures	(6,569)	(1,277)	(18,115)	(3,437)
Investments in new businesses	(20,499)	(565)	(32,562)	(659)
Financing activities	5,844	(14,069)	(38,880)	(33,778)
Distributions to noncontrolling interests	(18,819)	(7,859)	(51,195)	(21,408)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Other Data:
Cases	97,902	41,517	286,961	122,193
Revenue per case	$2,447	$1,838	$2,427	$1,830
Adjusted EBITDA	$39,857	$16,081	$114,299	$46,054
Adjusted EBITDA as a % of revenues	16.6%	21.1%	16.4%	20.6%
Number of surgical facilities as of the end of period	99	45	99	45
Number of consolidated surgical facilities as of the end of period	88	45	88	45

SURGERY PARTNERS, INC.
Supplemental Information
(Unaudited, in thousands, except cases and growth rates)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Pro forma for Symbion Transaction:
Cases	97,902	94,901	286,961	281,318
Revenue per case	2,447	2,265	2,427	2,249
Adjusted EBITDA	39,857	34,614	114,299	102,856
Adjusted EBITDA as a % of revenues	16.6%	16.1%	16.4%	16.3%
Number of surgical facilities as of the end of period	99	97	99	97
Number of consolidated surgical facilities as of the end of period	88	87	88	87

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Same-facility Information:
Cases (2)	101,343	95,485	294,567	281,327
Case growth	6.1%	N/A	4.7%	N/A
Revenue per case (2)	$2,494	$2,349	$2,455	$2,345
Revenue per case growth	6.2%	N/A	4.7%	N/A
(2) Includes non-consolidated joint ventures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Segment Net Revenue:
Surgical Facility Services (3)	$219,631	$59,245	$643,900	$173,730
Ancillary Services	16,347	13,512	41,557	39,051
Optical Services	3,621	3,546	11,112	10,817
Total	$239,599	$76,303	$696,569	$223,598
(3) Including the impact of the Symbion acquisition, amounts would be $201.5 million and $592.2 million for the three and nine months ended September 30, 2014, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Segment Operating Income:
Surgical Facility Services (4)	$54,223	$21,509	$160,795	$61,647
Ancillary Services	4,115	4,937	11,730	14,487
Optical Services	525	525	1,900	1,726
Total	$58,863	$26,971	$174,425	$77,860

General and administrative	$(12,179)	$(7,000)	$(37,424)	$(20,859)
Gain (loss) on disposal or impairment of long-lived assets, net	(1,161)	8	1,522	(110)
Loss on debt extinguishment	—	—	—	(1,975)
Merger transaction and integration costs	(1,249)	(325)	(14,897)	(442)
Operating income	$44,274	$19,654	$123,626	$54,474
(4) Including the impact of the Symbion acquisition, amounts would be $50.3 million and $147.4 million for the three and nine months ended September 30, 2014, respectively.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Consolidated Statements of Operations Data (in thousands):
Net income	$13,784	$430	$36,751	$9,713
(Minus):
Net income attributable to non-controlling interests	16,906	7,338	52,061	21,346
Plus (minus):
Provision for income tax expense	3,917	7,961	8,368	12,043
Interest and other expense, net	26,573	11,263	78,507	32,718
Depreciation and amortization	8,611	2,834	25,538	8,557
EBITDA	35,979	15,150	97,103	41,685
Plus:
Management fee (5)	750	500	2,250	1,500
Merger transaction and practice acquisition costs	1,541	325	15,189	442
Non-cash stock compensation expense	426	114	1,279	342
Loss on debt extinguishment	—	—	—	1,975
Loss (gain) on disposal of investments and long-lived assets, net	1,161	(8)	(1,522)	110
Adjusted EBITDA	$39,857	$16,081	$114,299	$46,054
(5) Fee payable pursuant the Management and Investment Advisory Services Agreement between the Company and Bayside Capital, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Proforma for IPO
Net loss per share attributable to common stockholders(7):
Basic	$0.04	$(0.22)	$0.00	$(0.37)
Diluted (6)	$0.04	$(0.22)	$0.00	$(0.37)
Weighted average common shares outstanding:
Basic	47,971,715	31,698,638	47,971,715	31,698,638
Diluted (6)	48,156,990	31,698,638	48,156,990	31,698,638
(6) The impact of potentially dilutive securities for the three and nine months ended September 30, 2014 was not considered because the effect would be anti-dilutive in each of those periods.
(7) Net income for the three and nine months ended September 30, 2015 has been adjusted for the interest expense impact of $5.2 million and $15.5 million, respectively, after the debt pay down with the IPO proceeds.

Contact

Teresa Sparks, CFO
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com